                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PRAXAIR, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO] PRAXAIR
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999

Dear Praxair Shareholder:

      The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 27, 1999 in the Grand Ballroom of the Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

            1. To elect four directors to the Board of Directors.

            2. To conduct such other business as may properly come before the meeting.

      Only holders of Common Stock of Praxair, Inc. of record at the close of business on March 1, 1999 will be entitled to vote at the meeting or any adjournment thereof.

      It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

            1. Electronically on the Internet (if instructions for this method are included in this package), OR

            2. By telephone (if instructions for this method are included in this package), OR

            3. By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage paid envelope that is provided.

      The giving of such proxy does not affect your right to vote in person if you attend the meeting.

      We encourage you to complete and file your proxy electronically or by telephone (if those options are available to you) as a means of reducing the Company's expenses related to the meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ David H. Chaifetz

                                  DAVID H. CHAIFETZ,
                                  Vice President, General Counsel and Secretary

March 6, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUALMEETING IN PERSON, PLEASE PROMPTLY COMPLETE AND FILE A PROXY, EITHER BY INTERNET, BY TELEPHONE OR BY MAIL.

[LOGO] PRAXAIR
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

                                 PROXY STATEMENT

             Annual Meeting of Shareholders, Tuesday, April 27, 1999

      This statement is furnished to shareholders of Praxair, Inc. ("Praxair") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 27, 1999, at 9:30 a.m. or at any adjournment thereof (the "Annual Meeting"). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about March 10, 1999. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1: Election of Directors

      Four directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of four of the present directors expire this year and each has been nominated for reelection. As of January 4, 1999, Edgar G. Hotard's retirement date, the Board of Directors consists of 11 members. It will remain at 11 members upon the election of 4 directors at this meeting.

      Your Board of Directors recommends that John A. Clerico, Dale F. Frey, Raymond W. LeBoeuf and Benjamin F. Payton be elected to serve in the class with terms expiring in 2002. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented under the caption "Directors and Executive Officers" in this Proxy Statement.

      Unless you otherwise direct on the proxy form (whether by Internet, telephone or mail), the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

Item 2: Other Business

      Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

                           PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

      Shareholders of record at the close of business on March 1, 1999 will be entitled to vote at the Annual Meeting. As of that date, a total of 157,478,221 shares of Praxair's Common Stock were outstanding. Each share of Common Stock is entitled to one vote.

Filing of Proxies

      Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

      The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded.

Voting of Proxies

      All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you. If no instructions are indicated for a matter on a properly completed proxy, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors. If a proxy is returned by mail unsigned, it will also be voted as recommended by the Board of Directors. Execution of the proxy also confers discretionary authority to the proxy holder to vote your shares on other matters that may properly come before the meeting.

Revocation of Proxy

      You may revoke your proxy at any time before it is voted by filing with Praxair's Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

Voting at the Annual Meeting

      The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

Vote Required

      Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting shall be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Abstentions and broker non-votes on filed proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions have the same effect as a vote against the matter and broker non-votes under Delaware Corporation Law and Securities and Exchange Commission rules are deemed to not be entitled to vote on the matter.

                      HOW TO RECEIVE YOUR ANNUAL REPORT AND
                             PROXY STATEMENT ON-LINE

      Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet.

      Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

      If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

      If you consent, your account will be so noted and, when Praxair's 1999 Annual Report and the Proxy Statement for the 2000 Annual Meeting of Shareholders become available, you will be notified on how to access them on the Internet.

      If you do elect to receive your Praxair materials via the Internet, you can still request paper copies by contacting the Assistant Corporate Secretary at Praxair, Inc., 39 Old Ridgebury Road, M1, Danbury, CT 06810-5113.

                                 SHARE OWNERSHIP

Principal Holders

      The only persons known by Praxair to be beneficial owners of more than five percent of Praxair's Common Stock (par value $0.01) are the following:

---------------------------------------------------------------------------------------------------------
Name and Address of                                           Number of Shares        Percent of Shares
Beneficial Owner                                              Beneficially Owned      Outstanding(a)

---------------------------------------------------------------------------------------------------------
The Capital Research and Management Company................   12,918,050(b)           8.2%
333 South Hope Street, Los Angeles, CA 90071

Sanford C. Bernstein & Co., Inc............................    9,562,030(c)           6.1%
767 Fifth Avenue, New York, NY 10153

Ark Asset Management Co., Inc..............................    8,089,600(d)           5.1%
125 Broad Street, New York, NY 10004
---------------------------------------------------------------------------------------------------------

Notes: (a)    Based on 157,571,199 total shares outstanding on December 31,
              1998.
       (b)    Holdings as of December 31, 1998 as reported in SEC Schedule 13G by Capital Research and Management Company. According to this report, Capital Research and Management Company had sole investment power as to 12,918,050 shares.
       (c)    Holdings as of December 31, 1998 as reported in SEC Schedule 13G by Sanford C. Bernstein & Co., Inc. According to this report,
              Sanford C. Bernstein & Co., Inc. had sole voting power as to 4,811,937 shares, sole investment power as to 9,562,030 shares and shared voting power as to 1,046,447 shares.
       (d)    Holdings as of December 31, 1998 as reported in SEC Schedule 13G by Ark Asset Management Co., Inc. According to this report, Ark
              Asset Management Co., Inc. had sole voting power as to 5,896,800 shares and sole investment power as to 8,089,600 shares.

--------------------------------------------------------------------------------

Directors and Executive Officers

      As of March 1, 1999, directors and executive officers of Praxair beneficially owned shares of Praxair's Common Stock (par value $0.01) as follows (directors and all executive officers as a group, 20 persons, beneficially own 1.3% of the outstanding shares):

---------------------------------------------------------------------------------------------------------------------------
                                                       SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
---------------------------------------------------------------------------------------------------------------------------
                                                  Common        Deferred        Performance                  Stock
Name                     Position                 Stock         Stock(2)         Stock(3)    Total          Options(4)
---------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger Chairman & Chief        209,465(1)    108,215            90,000     407,680         502,000
                         Executive Officer
---------------------------------------------------------------------------------------------------------------------------
John A. Clerico          Director, Executive     155,969        36,505            34,500     226,974         215,000
                         Vice President &
                         Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz        Vice President,          51,252         9,676            21,000      81,928          86,700
                         General Counsel
                         & Secretary
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek            Executive Vice President 12,222         7,038            28,500      47,760          66,650
---------------------------------------------------------------------------------------------------------------------------
Alejandro Achaval        Director                  1,660         6,686                --       8,346           7,500
---------------------------------------------------------------------------------------------------------------------------
C. Fred Fetterolf        Director                  3,238         7,733                --      10,971           7,500
---------------------------------------------------------------------------------------------------------------------------
Dale F. Frey             Director                  1,627         1,793                --       3,420           7,500
---------------------------------------------------------------------------------------------------------------------------
Claire W. Gargalli       Director                  1,715         2,381                --       4,096           7,500
---------------------------------------------------------------------------------------------------------------------------
Ronald L. Kuehn, Jr.     Director                  5,301         6,212                --      11,513           7,500
---------------------------------------------------------------------------------------------------------------------------
Raymond W. LeBoeuf       Director                  1,000         3,164                --       4,164           2,500
---------------------------------------------------------------------------------------------------------------------------
Benjamin F. Payton       Director                  1,721         2,187                --       3,908           7,500
---------------------------------------------------------------------------------------------------------------------------
G. Jackson Ratcliffe,
  Jr.                    Director                  1,721        12,872                --      14,593           7,500
---------------------------------------------------------------------------------------------------------------------------
H. Mitchell Watson, Jr.  Director                  1,709         4,098                --       5,807           7,500
---------------------------------------------------------------------------------------------------------------------------

Directors & Executive    (20 persons)            512,316       250,230           297,000   1,059,546       1,186,350
Officers as a group
---------------------------------------------------------------------------------------------------------------------------

Notes: 1) Amounts reported as Common Stock include 5,000 shares held by a member of H. William Lichtenberger's family. Also included in the reported amounts are 23,950 shares held by the Lichtenberger Foundation over which Mr. Lichtenberger had shared voting and investment power.
       2) Deferred Stock represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.
       3) Performance Stock represents unvested performance shares as to which the holder has neither investment nor voting power.
       4) Stock Options represent shares that may be acquired upon exercise of options exercisable within 60 days of March 1, 1999.

                       DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

      The following pages present information about the persons who comprise Praxair's Board of Directors; including the four nominees for reelection. During 1998, the Board held seven meetings.

Director Attendance

      During his current term to date, each nominee for reelection attended Board meetings and meetings of committees of which he is a member as follows:
Mr. Clerico, 100%; Mr. Frey, 93%; Mr. LeBoeuf, 100%; and Dr. Payton, 93%. During this same period, the continuing directors collectively attended 97% of such meetings.

Director Compensation

      No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $51,000, a $1,300 fee for each Board meeting attended, and a $1,300 fee for each committee meeting attended. A director who is also chairman of a Board of Directors' committee is paid an additional $5,000 annual retainer. Directors are reimbursed for travel expenses incurred on behalf of Praxair.

      Each active non-employee director is also a participant in the 1995 Stock Option Plan for Non-Employee Directors of Praxair, Inc. On or about April 1st of each year, each Stock Option Plan participant is granted options to purchase 2,500 shares of Praxair's Common Stock. The exercise price of each option is 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. Each option granted under the stock option plan becomes exercisable on the second anniversary of its date of grant and expires ten years from the date of grant. The plan contains provisions regarding the exercisability and termination of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair.

      A Deferred Compensation Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account" which earns interest at the prime rate, a "Stock Unit Account", the value of which will vary with the market price of Praxair's common stock, or a "Discounted Stock Unit Account" in which stock units are allocated at a 10% discount to the market price of Praxair's common stock, and thereafter, their value varies with the market price of that stock. Stock Unit Accounts and Discounted Stock Unit Accounts will also be credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" and the "Discounted Stock Unit Account" are both paid in the form of Praxair common stock.

--------------------------------------------------------------------------------
ALEJANDRO ACHAVAL                                                        Age 66

Director Since 1992                                           Term Expires 2001

Chairman, Chief Executive Officer and Controlling Partner of IMEXTRADE S.A. and TRINIDAD S.C.A.

[GRAPHIC]

Mr. Achaval served as Vice Chairman & Chief Executive Officer, IPAKO Industrias Petroquimicas Argentinas S.A. between 1975 and his retirement in 1994.

Mr. Achaval also has served as Chairman of the Argentine Chamber of Chemical and Petrochemical Industries, as a member of the Board and Executive Committee of the Argentine Board of Industry and as a director of I.D.E.A. Argentine Institute for Management Development, the National Institute of Technology
(INTI), and FIPLASTO S.A.

Mr. Achaval is Chairman of FUNDES, a subsidiary of Nueva A.G. (Switzerland), a director of Minetti S.A., a company controlled by Holderbank A.G. (Switzerland), a director of Praxair Argentina S.A., an indirect subsidiary of Praxair, Inc. and a director of the Fundacion Invertir, an Argentine investment foundation.

--------------------------------------------------------------------------------
JOHN A. CLERICO                                                          Age 57

Director Since 1992                                           Term Expires 1999

Executive Vice President since 1997 and Chief Financial Officer of Praxair since 1992.

[GRAPHIC]

In 1990, Mr. Clerico was elected to the position of Chief Financial Officer of Union Carbide Corporation. He resigned as an officer of Union Carbide Corporation upon Praxair's spin-off in 1992 and assumed the position of Vice President and Chief Financial Officer of Praxair. He was also the Treasurer of Praxair between 1992 and 1994. In 1997, he was elected Executive Vice President of the Company.

Mr. Clerico is a member of the International Treasurers' Association, the National Association of Corporate Treasurers, the Financial Executives Institute and the Multiple Sclerosis Society and is on the Board of Directors of the Danbury Chamber of Commerce.

--------------------------------------------------------------------------------
C. FRED FETTEROLF                                                        Age 70

Director Since 1992                                           Term Expires 2000

Director of Various Corporations

[GRAPHIC]

Mr. Fetterolf served as a director and as President of Aluminum Company of America between 1983 and 1991, adding the title of Chief Operating Officer in 1985.

Mr. Fetterolf is a trustee of Eastern College and Carnegie Mellon University and Chairman of the Greater Pittsburgh Working Together Consortium.

Mr. Fetterolf is also a director of Allegheny Teledyne Corporation, Commonwealth Aluminum Co., Dentsply International, Mellon Bank Corporation, Mellon Bank, N.A., Pennzoil-Quaker State Corporation and Union Carbide Corporation.

--------------------------------------------------------------------------------
DALE F. FREY                                                             Age 66

Director Since 1993                                           Term Expires 1999

Director of Various Corporations

[GRAPHIC]

Mr. Frey served as Vice President and Treasurer of General Electric Company from 1980 through 1984 and 1986 through 1993 and he served as Chairman and President, General Electric Investment Corporation from 1984 to 1997.

Mr. Frey is Chairman of the Damon Runyon-Walter Winchell Cancer Research Fund. He is a trustee of Franklin & Marshall College and a member of New York University Stern School of Business Advisory Board. He is also a member of the Forstmann Little Company and the Aurora Capital Partners advisory boards.

Mr. Frey is also a director of Aftermarket Technology Corporation, Community Health Systems, First American Financial Corporation, Promus Hotel Corporation and Roadway Express, Inc.

--------------------------------------------------------------------------------
CLAIRE W. GARGALLI                                                       Age 56

Director Since 1992                                           Term Expires 2000

Director of Various Corporations

[GRAPHIC]

Ms. Gargalli served as Vice Chairman, Diversified Search Companies from 1990 to 1998 and as Director, President and Chief Operating Officer of Equimark Corporation between 1987 and 1990. During 1987 - 1990, she also served as Chairman and Chief Executive Officer of Equibank and as Chairman of Liberty Savings Bank.

Ms. Gargalli is a trustee of Carnegie Mellon University and Middlebury College.

Ms. Gargalli is also a director of Baker Hughes, Inc. and UNOVA, Inc.

--------------------------------------------------------------------------------
RONALD L. KUEHN, JR.                                                     Age 63

Director Since 1992                                            Term Expires 2001

Chairman, President and Chief Executive Officer of Sonat Inc. since 1986

[GRAPHIC]

Mr. Kuehn is a trustee of Tuskegee University. He is also a member of the University of Alabama at Birmingham President's Council and a director of the Gas Research Institute. Mr. Kuehn is active in numerous community and charitable organizations.

Mr. Kuehn is also a director of AmSouth Bancorporation, Dun and Bradstreet Corporation, Protective Life Corporation, Transocean Offshore Inc., Southern Natural Gas Company and Union Carbide Corporation.

--------------------------------------------------------------------------------
RAYMOND W. LEBOEUF                                                       Age 52

Director Since 1997                                           Term Expires 1999

Chairman and Chief Executive Officer of PPG Industries, Inc. since 1997

[GRAPHIC]

Mr. LeBoeuf was elected Vice President Finance and Chief Financial Officer of PPG Industries, Inc. in 1988, serving in that position until 1994 when he became Vice President, Coatings and Resins and then Executive Vice President. In 1995, he was elected President and Chief Operating Officer and a director of PPG Industries, Inc. and he assumed his current positions in 1997.

Mr. LeBoeuf is a director of Magee-Womens Hospital, a trustee of Robert Morris College and a board member of the Allegheny Conference on Community Development, the Business Roundtable and the Extra Mile Education Foundation.

--------------------------------------------------------------------------------
H. WILLIAM LICHTENBERGER                                                 Age 63

Director Since 1992                                           Term Expires 2001

Chairman and Chief Executive Officer of Praxair since 1992

[GRAPHIC]

Mr. Lichtenberger was elected President and Chief Operating Officer and a director of Union Carbide Corporation in 1990. He resigned as an officer and director of Union Carbide Corporation upon Praxair's spin-off in 1992 and assumed his current positions.

Mr. Lichtenberger is a member of the Conference Board, and The Business Roundtable and its Policy Committee. He is also a director of the National Association of Manufacturers and a member of its Executive Committee. He is on the Advisory Board of the Connecticut Yankee Council of Boy Scouts.

Mr. Lichtenberger is also a director of Arch Chemicals, Inc. and Ingersoll Rand Company.

--------------------------------------------------------------------------------
BENJAMIN F. PAYTON                                                       Age 66

Director Since 1992                                           Term Expires 1999

President, Tuskegee University since 1981

[GRAPHIC]

Dr. Payton is a member of The Business-Higher Education Forum and a director of the National Action Council for Minority Engineers. He is also on the Board of Directors of the Tuskegee Chamber of Commerce and is on the Royal Council, Alabama Shakespeare Festival.

Dr. Payton is also a director of AmSouth Bancorporation, Liberty Corporation, Morrison Healthcare, Inc., Ruby Tuesday, Inc. and Sonat Inc.

--------------------------------------------------------------------------------
G. JACKSON RATCLIFFE, JR.                                                Age 62

Director Since 1992                                           Term Expires 2000

Chairman, President and Chief Executive Officer of Hubbell Incorporated since
1987

[GRAPHIC]

Mr. Ratcliffe is a trustee of the Manufacturers' Alliance for Productivity and Innovation, Inc. (MAPI).

Mr. Ratcliffe is also a director of Aquarion Company, Olin Corporation and Sunoco, Inc.


--------------------------------------------------------------------------------
H. MITCHELL WATSON, JR.                                                  Age 61

Director Since 1992                                           Term Expires 2001

President, Sigma Group of America since 1992

[GRAPHIC]

Mr. Watson served as Vice President, Marketing and Service for IBM Corporation between 1985 and 1989. In 1989, he was elected President and Chief Executive Officer of ROLM Company, a position he held until 1992.

Mr. Watson is President and Chairman of the Executive Committee of Helen Keller International. He is also a trustee of the Interdenominational Theological Center, a member of the Development Council of the University of Tennessee and a former President of the North Carolina Symphony.

Mr. Watson is also a director and the non-executive Chairman of MAPICS, Inc.

Executive Officers

      The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

      Paul J. Bilek, 51, is an Executive Vice President of Praxair. Mr. Bilek served as President, North American Industrial Gases from 1996 to 1998, as Vice President, North American Merchant Gases between 1995 and 1996, and as President, Praxair Surface Technologies, Inc. between 1993 and 1995. He served as President, Praxair Canada Inc. between 1991 and 1993, and 1995 through 1998. He assumed his current position in 1998.

      David H. Chaifetz, 56, is Vice President, General Counsel and Secretary of Praxair. In 1989, Mr. Chaifetz was appointed General Counsel of Praxair. He assumed his current positions in 1992.

      John A. Clerico, 57, see description under "Board of Directors."

      Michael E. DeDomenico, 51, is a Vice President of Praxair and President, Praxair Distribution, Inc. Mr. DeDomenico was elected a Vice President of Praxair in 1993. He served as President, Praxair Europe from 1993 to 1998, as Director, Sales and Commercial Development of Praxair between 1990 and 1993 and as President, Praxair Canada Inc. in 1993. He assumed his current position in 1998.

      Ivan F. Garcia, 56, has been a Vice President of Praxair since 1997. Mr. Garcia is also Chief Executive Officer of S.A. White Martins, Praxair's Brazilian subsidiary. Prior to his election as Chief Executive Officer in 1997, he was its Vice President and Chief Operating Officer. Mr. Garcia currently serves as a director of the Brazilian Air Gases Industries Association and the International Oxygen Manufacturers Association. He also is on the board of the Brazilian Business Council for Sustainable Development and sits on the Executive Committee and Business Affairs Committee of the American Chamber of Commerce in Rio de Janeiro. Mr. Garcia is also on the board of the Brazilian Pulp and Paper Technical Association and is a member of the Energy Business Council of Rio de Janeiro Trade Chamber.

      Jesus E. Gonzalez, Jr., 57, is Vice President, Chemicals and Refining Business and Steel Markets, of Praxair. Mr. Gonzalez served as Business Director, North American On-Site Gases of Praxair between 1990 and 1994. He was elected Vice President, North American On-Site Gases in 1994 and assumed his current position in 1997.

      H. William Lichtenberger, 63, see description under "Board of Directors."

      Ricardo S. Malfitano, 40, is a Vice President of Praxair, President, North American Industrial Gases and President, Praxair Canada Inc. Mr. Malfitano served as Chief Operating Officer of S.A. White Martins ("SAWM"), Praxair's Brazilian subsidiary, from 1997 to 1998, as Director of SAWM's Brazilian industrial gases business in 1996 and as Director, Electronic Gases for Praxair from 1994 to 1996. He assumed his current positions in 1998.

      Gabriel Toledo Ugarte, 59, is a Vice President of Praxair and President, Praxair Europe. Mr. Toledo served as General Manager of Argon SA, now known as Praxair Espana, S.L., Praxair's Spanish subsidiary, from 1994 to 1998. He assumed his current positions in 1998.

      J. Robert Vipond, 53, is Vice President and Controller of Praxair. Mr. Vipond assumed his current position in 1994 when he joined Praxair. Between 1990 and 1994, Mr. Vipond served as Chief Financial Officer of the Corporate Finance Group of GE Capital, a wholly owned subsidiary of General Electric Company.

      Thomas W. von Krannichfeldt, 49, is a Vice President of Praxair and President, Praxair Surface Technologies, Inc. Mr. von Krannichfeldt served as President, Praxair Mexico, S.A. de C.V. between 1993 and 1995. He assumed his current positions in 1995.

Certain Relationships and Related Transactions

      In connection with his transfer from Europe to the United States, Praxair extended to Mr. DeDomenico a short-term advance in the amount of $100,000 to facilitate his purchase of a house. The advance was repaid in full by Mr. DeDomenico on July 31, 1998, approximately three and one-half months after it was made. No interest was charged to Mr. DeDomenico for this advance.

Committees of the Board

      Audit Committee. The Audit Committee is comprised of C. Fred Fetterolf as Chairman, Alejandro Achaval, Ronald L. Kuehn, Jr., Benjamin F. Payton and H. Mitchell Watson, Jr. The Committee met three times during 1998. The Audit Committee supports the independence of Praxair's external and internal auditors and the objectivity of Praxair's financial statements. The Audit Committee (1) reviews Praxair's principal policies for accounting, internal control and financial reporting, (2) recommends to Praxair's Board of Directors the engagement or discharge of the independent accountants, (3) reviews with the independent accountants the plan, scope and timing of their audit and (4) reviews the auditor's fees and, after completion of the audit, reviews with management and the independent accountants the auditors' report.

      The Audit Committee also reviews, before publication, the annual financial statements of Praxair, the independence of the independent accountants, the adequacy of Praxair's internal accounting control system and internal audit function and Praxair's policies on business integrity and ethics and conflicts of interest. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.

      Compensation and Management Development Committee. The Compensation and Management Development Committee is comprised of Ronald L. Kuehn, Jr. as Chairman, Claire W. Gargalli, Raymond W. LeBoeuf, G. Jackson Ratcliffe, Jr. and
H. Mitchell Watson, Jr. The Committee met four times during1998. The Compensation and Management Development Committee (1) determines the direct and indirect compensation, incentive plans and employee benefits of the Chairman of the Board and the Executive Officers of Praxair, and (2) determines, and recommends to Praxair's Board of Directors, Praxair's policies relating to the compensation of the other elected officers and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, and performs certain other review functions relating to management compensation and employee relations policies.

      Finance and Pension Committee. The Finance and Pension Committee is comprised of Dale F. Frey as Chairman, Alejandro Achaval, John A. Clerico, Claire W. Gargalli and Raymond W. LeBoeuf. The Committee met three times during 1998. The Finance and Pension Committee (1) reviews periodically Praxair's financial policies and objectives, (2) monitors Praxair's financial condition and its requirements for funds, (3) reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues, and (4) reviews periodically Praxair's dividend policy, insurance program and foreign exchange operations. The Finance and Pension Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs, and the investment performance of the fund established for the pension program. The Finance and Pension Committee also performs certain other review functions related to finance and pension matters.

      Public Policy and Nominating Committee. The Public Policy and Nominating Committee is comprised of G. Jackson Ratcliffe, Jr. as Chairman, C. Fred Fetterolf, Dale F. Frey, H. William Lichtenberger and Benjamin F. Payton. The Committee met three times during 1998. The Public Policy and Nominating Committee recommends to Praxair's Board of Directors nominees for election as directors, and periodically reviews potential candidates, including incumbent directors. The Public Policy and Nominating Committee reviews policies with respect to the composition, organization and practices of Praxair's Board of Directors, and developments in corporate governance matters generally.

      The Public Policy and Nominating Committee also reviews Praxair's policies and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable contributions, and legislative issues, as well as policies on and responses to important shareholder issues, including management and shareholder proposals offered for shareholder approval. The Public Policy and Nominating Committee reviews Praxair's policies for health, safety and environmental affairs and Praxair's performance and compliance with its policies and legal requirements in this area. The Public Policy and Nominating Committee also performs various other functions relating to public policy matters generally.

      The Public Policy and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Public Policy and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the November 1 preceding the annual meeting at which directors will be elected by the shareholders.

                             EXECUTIVE COMPENSATION

Compensation Policy and Decisions

      Compensation of executive officers is determined by the Compensation and Management Development Committee of the Board of Directors (see a description of the Committee and a list of its members under the caption "Committees of the Board" in this Proxy Statement). This Committee is comprised of five non-employee directors, all of whom have considerable experience in executive compensation issues and management development. None of the members of the Committee has ever been an officer or employee of Praxair or any of its subsidiaries. In discharging its responsibilities, the Committee employs the services of an independent compensation consultant. The consultant reports directly to the Committee regarding these matters.

      The following is a report of the Compensation and Management Development Committee. This report discloses the Committee's policies with respect to compensation of Praxair's executive officers, and the specific factors and criteria upon which the Chief Executive Officer's compensation for the last fiscal year was based.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      This report addresses Praxair's compensation policies and practices, and the Committee's decisions regarding 1998 compensation and long term incentives as they affected the Chief Executive Officer and the four other most highly paid executive officers of Praxair (the five individuals collectively called "the Senior Executives"). These policies and practices also generally affect the compensation of Praxair's other officers and high level executives.

Executive Compensation Policies and Practices

      Praxair's executive compensation policies are designed to (1) align compensation with the company's annual and long term performance goals, (2) attract and retain a highly qualified and motivated management team, (3) reward individual performance and (4) link the interests of the Senior Executives directly with those of shareholders through the use of Praxair stock as a compensation vehicle.

      The Committee uses the services of an outside compensation consultant to review the competitiveness of the company's compensation programs. Praxair has selected a comparator group of companies from the consultant's data base that it considers as an appropriate group of companies against which to compare Praxair for compensation purposes. The comparator group comprises 28 companies from various industries that represent the competitive marketplace for Praxair executives. Since the size of the comparator companies measured by sales varies somewhat, the consultant adjusts its competitive analysis to account for that variable. For purposes of the shareholder return comparisons elsewhere in this proxy statement, Praxair uses the Dow Jones Specialty Chemicals Index, based on its belief that this Index provides an appropriate industry peer group for investment comparisons. The companies chosen for the compensation comparator group are not necessarily those represented in the shareholder return comparisons. The Committee believes that Praxair's competitors for executive talent are a broader group of companies and not limited only to the companies in the investment comparison.

      In determining the total compensation opportunity for each Senior Executive, the Committee takes into account the mix of base salary, variable compensation and long term incentives. It targets its compensation decisions to achieve a median total compensation opportunity for comparable jobs within the comparator group. However, since a large portion of the compensation opportunity is determined by performance-based variable compensation, total compensation may be above or below the median based on individual, business unit and/or total company performance.

Salary

      The Committee reviewed the base salaries of each of the Senior Executives in comparison to the size-adjusted salaries paid for comparable jobs by the companies in the comparator group. Generally, the Committee found that the salaries of the Senior Executives were at approximately the market average. The Committee approved salary adjustments for the Senior Executives based on their individual performance, their salaries relative to the market and in recognition of certain increased responsibilities. Mr Lichtenberger's salary was adjusted by
4.9 percent on an annualized basis, effective April 1, 1998.

Performance-Based Annual Variable Compensation

      At its January 1998 meeting, the Committee reviewed its method of determining annual variable compensation awards. First, the Committee established the net income after tax, earnings per share, operating profit and cash flow targets in the company's Annual Business Plan as the primary measures against which performance would be judged for purposes of annual performance-based variable compensation. Secondary measures established by the Committee included achievement of agreed upon goals in the areas of growth strategies and strategic planning, safety and environmental performance, people excellence, marketing and customer focus, operational excellence and shareholder value creation.

      Second, the Committee approved the continuation of the current target variable compensation payouts as a percentage of base salary. The target payout percentages range from 45 percent of base salary up to a high of 65 percent of base salary for Mr. Lichtenberger. Third, the Committee determined that achievement of the 1998 Annual Business Plan would warrant variable compensation at the target level.

      At its January 1999 meeting, the Committee evaluated 1998 performance of the company against its 1998 Annual Business Plan and considered the individual performance of each of the Senior Executives. Regarding the primary measures of performance, namely achievement of the financial targets in the 1998 Plan, the Committee noted that although the company fell somewhat short of its net income plan, 1998 results again reached record levels at $425 million. Operating profit was $885 million, up 4.4 percent from 1997. These results were achieved in spite of an extraordinarily difficult external environment in the U.S. and some of Praxair's key international markets, most significantly, Brazil. Most of the company's 1998 nonfinancial goals noted above were either accomplished or progress was well under way, although shareholder value delivery was clearly a disappointment. Notably the Corporation's performance on personnel safety, a significant area of focus, showed considerable improvement during 1998. The Committee also reviewed the performance of the Corporation in comparison to the performance measures established by the Committee in 1998 for the Senior Executives under the Senior Executive Performance Award Plan, approved by the shareholders in 1996 to comply with Section 162(m) of the Internal Revenue Code.

      On the basis of the overall performance during 1998 in relation to both financial and non-financial plans, the Committee awarded 1998 performance-based annual variable compensation for the Senior Executives at a level slightly above the target payout percentage noted above. During 1998, the Corporation instituted a split dollar life insurance program for certain executives under which they could elect to forego receipt of all or a portion of salary or variable compensation in exchange for this insurance. The variable compensation award for Mr. Lichtenberger was set at $610,000 of which Mr. Lichtenberger elected to forego $500,000 in exchange for split dollar life insurance.

Long Term Incentives

      The Committee reviewed the status of the grant of performance shares and stock options that it made to the Senior Executives and 90 other officers and key employees in October 1996 (together called "Launch Plan II").

      Launch Plan II is a three-year program under which participating individuals receive awards of performance shares (payable in Praxair common stock) and stock options. The performance shares will fully vest on January 1, 2000, provided that Praxair meets its three-year cumulative 15 percent per year earnings per share growth target for the period. The number of actual performance shares that vest is governed by a sliding scale based on cumulative earnings per share achieved over the three-year period with no maximum. If cumulative earnings per share growth during the three year period averages less than 6.5 percent per year, none of the performance shares will vest. The stock options become exercisable on January 1, 2000.

      When the Launch II awards were made in 1996, the Committee, with the advice of its compensation consultant, sized the grants with the expectation that they would remain competitive with the market in the area of long term incentives over the three year life of this program. However, based on analysis provided by the Committee's compensation consultant, it became apparent that a higher equity component was necessary to keep Praxair executive compensation competitive with peer companies. Accordingly, supplemental stock option grants were made to most Launch Plan II participants in December 1998 to maintain competitive market positioning. Mr. Lichtenberger was granted additional stock options on 50,000 shares for this purpose. The Committee believes that Launch Plan II has successfully focused the management team on achieving the required growth targets even in challenging economic conditions. As a condition for participation in Launch Plan II, participating executives are required to sign an agreement not to compete with Praxair after they leave the company.

Policy With Respect to Deductibility of Compensation Expense

      Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that Praxair may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. In order to insure full deductibility for 1996 and future years, the shareholders adopted at the 1996 Annual Meeting of Stockholders, a performance based plan for annual and long term incentives, designed to comply with the IRS requirements for deductibility.

Conclusion

      The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting Praxair's financial, growth and other business objectives.

            The Compensation and Management Development Committee

                         Ronald L. Kuehn, Jr., Chairman
                         Claire W. Gargalli
                         Raymond W. LeBoeuf
                         G. Jackson Ratcliffe, Jr.
                         H. Mitchell Watson, Jr.
                         --------------------------

Executive Stock Ownership

      The Board of Directors of Praxair believes that it is important for executive officers to acquire a substantial ownership position in Praxair. In this way, they will bear the same types of risks as are incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

      Accordingly, in July 1992, at its first meeting, the Compensation and Management Development Committee of the Board of Directors adopted guidelines for stock ownership by executive officers. These guidelines have been met or exceeded by each Executive Officer.

                                                       Value of Shares Owned
                                                       ---------------------
      Chief Executive Officer                          4.0x Base Salary
      President and Chief Operating Officer            3.0x Base Salary
      Chief Financial Officer                          3.0x Base Salary
      Other Executive Officers                         1.5x Base Salary

      In 1993, the Chief Executive Officer extended stock ownership guidelines to include approximately 60 of the Corporation's senior managers. Each of these employees was expected to hold shares of Praxair stock equal in value to his or her annual base salary by 1998. All of those senior managers have met the ownership guidelines. In 1997, the same stock ownership guidelines were extended to all the senior managers now participating in Launch Plan II (see the Compensation Committee Report, "Long Term Incentives") who were not part of the original senior manager group. These managers are expected to meet the guidelines within 5 years.

      In addition to the guidelines, Praxair's compensation programs and benefit plans have many features designed to encourage and enable executive officers and other employees to build stock ownership. For example, performance stock grants and stock options form an important part of executive compensation. Other means used by Praxair to encourage employee stock ownership include: (1) Praxair's matching contributions for employee deposits in Praxair's Savings Program made in the form of Praxair's Common Stock, (2) a Dividend Reinvestment and Stock Purchase Plan ("DRISP") in which dividends are automatically reinvested in additional shares of Praxair's stock and a participant may make optional cash purchases of Praxair's stock without incurring broker's fees, (3) a deferred compensation program for management whereby participants have the option to defer salary and variable compensation into "Deferred Stock" units (the value of the stock units will vary with the value of Praxair's Common Stock assuming reinvestment of dividends), (4) payment of 20% of annual variable compensation (unless deferred into "Deferred Stock" units) in the form of Praxair Common Stock deposited in the recipient's DRISP account, and (5) special recognition awards granted in the form of stock options. As a result of all of these programs, as a group, Praxair employees have become the Corporation's fourth largest shareholder.

                                   TABLE 1

                                               SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation               Long Term Compensation(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                                Awards     Payouts
---------------------------------------------------------------------------------------------------------------------------
                                                              Other           Securities
                                                              Annual          Underlying    LTIP           All Other
Name and                            Salary      Bonus(2)      Compensation(3) Options       Payouts        Compensation(5)
Principal Position         Year     ($)         ($)           ($)             (#)           ($)            ($)
---------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger   1998     840,000       110,000(6)       0           50,000            0         42,059
Chairman and Chief         1997     788,750       675,000     52,500                0            0         45,109
Executive Officer          1996     668,300     1,200,000     93,332          115,000       12,611,873(4)  94,501
---------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard            1998     515,000       325,000          0           40,000(8)         0         29,776
Former President and       1997     457,500       350,000      7,778                0            0         26,105
Chief Operating Officer(7) 1996     415,000       700,000     15,555           70,000       7,206,874(4)   56,493
---------------------------------------------------------------------------------------------------------------------------
John A. Clerico            1998     417,500       220,000          0           27,500            0         21,661
Executive Vice
President                  1997     375,000       225,000     20,000                0            0         21,410
and Chief Financial
Officer                    1996     356,300       450,000     40,000           37,000       4,504,240(4)   41,289
---------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz          1998     293,750       160,000      3,556           12,000            0         13,833
Vice President,            1997     271,251       175,000      3,889                0            0         12,578
General Counsel            1996     254,000       350,000      7,778           28,000       2,522,975(4)   23,541
and Secretary
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek              1998     321,250       220,481      4,444           40,000            0         15,875
Executive Vice President   1997     307,500       288,385      5,667                0            0         14,907
                           1996     242,200       313,700      6,222           37,000         608,039(4)   14,546
---------------------------------------------------------------------------------------------------------------------------

Notes:   1) As of December 31, 1998, the named executive officers held
            Performance Shares as follows: H.W. Lichtenberger 90,000 shares ($3,172,500); E.G. Hotard 54,000 shares ($1,903,500); J.A. Clerico
            34,500 shares ($1,216,125); D. H. Chaifetz 21,000 shares ($740,250);
            P. J. Bilek 28,500 shares ($1,004,625). The foregoing represent Performance Shares granted in 1996 for the performance period 1997 through 1999. Parenthetical figures represent the "value" of those Performance Share holdings calculated according to S.E.C. rules by assuming 100% of the Performance Shares vest in 2000 at the end of the performance period and by using the December 31, 1998 closing market price of Praxair Common Stock ($35.25 per share). Performance Shares are subject to vesting conditions based on Praxair's cumulative earnings per share ("EPS") performance for the period 1997 through 1999. The entire grant is forfeitable for below threshold performance. The threshold level for vesting is EPS growth equivalent to 6.5% per year. Vesting thereafter is governed by a sliding scale. Shares in addition to those reported in this footnote 1 will vest to the extent that EPS performance exceeds 15% per year. There is no maximum future payout in that the payout is solely a function of EPS performance without a cap. Dividend and voting rights do not attach to Performance Shares until such shares are vested. Participation in this program is conditioned on the recipient's execution of a non-compete agreement.

         2) Reported in this column are annual awards that Praxair characterizes as Performance Based Annual Variable Compensation. Twenty percent of the variable compensation paid for 1996, 1997 and 1998 was paid in the form of Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units. Data for P.J. Bilek includes amounts paid from the North American Industrial Gases performance sharing program.

         3) Represents the value of the discount from the market value of Praxair's Common Stock that is, in effect, received by individuals who have deferred variable compensation earned in 1996, 1997 and 1998 into discounted "deferred stock" units under Praxair's deferred compensation plan for management. Compensation that is placed in this option must be so deferred for a minimum of 5 years.

         4) Represents the 1997 vesting of Performance Stock and Awards granted in 1992 and 1994 for the performance period 1992-1996. The amount reported reflects the pre-established vesting schedule for net income growth performance of 26% per year during the period 1992 through 1996.

         5) Amounts reported in this column for 1998 are comprised of the following items:

                                           Savings Plan Company Match*      Executive Life Insurance Value
            H. William Lichtenberger                 $31,500                            $10,559
            Edgar G. Hotard                           19,313                             10,463
            John A. Clerico                           15,656                              6,005
            David H. Chaifetz                         11,016                              2,817
            Paul J. Bilek                             12,952                              2,923

           *Includes both qualified and unqualified match amounts

         6) Mr. Lichtenberger elected to forego $500,000 of his total $610,000 variable compensation award for 1998 in exchange for split dollar life insurance. Praxair has created a split dollar insurance program for its senior officer group whereby officers may voluntarily forego portions of their future salary and/or bonus; substituting a split dollar life insurance benefit of equal value. Under Praxair's split dollar plan, these arrangements will only run for a fixed and limited duration of years (typically the active working years of the officer) and then be terminated by the pay-off of the insurance premium advanced by Praxair. During the term of the split dollar policy, Praxair is always secured for its advances and the officer pays tax on imputed income generated by his or her portion of the split dollar death benefit during the life of the split dollar arrangement. Based upon reasonable financial and mortality assumptions used to construct the arrangement, Praxair expects that each arrangement will not incur a cost greater than if it had paid the amounts as current cash compensation at the date of the exchange and so will be cost neutral for Praxair.

       7,8) Mr. Hotard retired effective January 4, 1999. Mr. Hotard's stock option grant was awarded in January 1998.

                                   TABLE 2

---------------------------------------------------------------------------------------------------------------------------
                        OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value
                                      INDIVIDUAL GRANTS                                    at Assumed Annual Rates of
                                                                                           Stock Price Appreciation for
                                                                                           Option Term(1)
---------------------------------------------------------------------------------------------------------------------------
                              Number of      Percent of
                              Securities     Total Options
                              Underlying     Granted to
                              Options        Employees in     Exercise       Expiration
Name                          Granted (#)    Fiscal Year      Price          Date          5% ($)          10% ($)
---------------------------------------------------------------------------------------------------------------------------
                                                              Assumed Stock Price as of
                                                                      12/18/08:            $54.57/sh       $ 86.89/sh
                                                                       1/27/08:            $66.07/sh       $105.21/sh
---------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger      50,000         2.51%            $33.500        12/18/08      $1,053,500      $2,669,500
---------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard               40,000         2.01              40.5625        1/27/08       1,020,300       2,585,900
---------------------------------------------------------------------------------------------------------------------------
John A. Clerico               10,000         0.50              40.5625        1/27/08         255,075         646,475
---------------------------------------------------------------------------------------------------------------------------
                              17,500         0.88              33.500        12/18/08         368,725         934,325
---------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz             12,000         0.60              33.500        12/18/08         252,840         640,680
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek                 40,000         2.01              33.500        12/18/08         842,800       2,135,600
---------------------------------------------------------------------------------------------------------------------------

Notes:   1) Potential realizable value is the pre-tax gain that an option holder would realize at the time of the option expiration date if (a) he or she would exercise all of the options on their expiration date, and
            (b) Praxair's stock price grew between the date of grant and the exercise date at the annual rate assumed in the column (yielding the "Assumed Stock Price"). This pre-tax gain is calculated by multiplying the number of options by the difference between the Assumed Stock Price on the option expiration date and the option exercise price. The hypothetical values reflected in this table represent assumed rates of appreciation only; which rates are set by S.E.C. rules. Actual gains, if any, on stock option exercises and common stock holdings are dependent on, among other factors, the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this Table will be achieved.

                                   TABLE 3
---------------------------------------------------------------------------------------------------------------------------
           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                                                          Number of Securities
                           Shares                         Underlying                       Value(1) of Unexercised
                           Acquired on   Value            Unexercised Options              In-the-Money Options
Name                       Exercise (#)  Realized ($)     at FY-End (#)                    at FY-End ($)
---------------------------------------------------------------------------------------------------------------------------
                                                          Exercisable   Unexercisable      Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger   40,000        $868,480         502,000       165,000            $10,017,057   $87,500
---------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard                 0               0         267,000       110,000            $ 5,311,402         0
---------------------------------------------------------------------------------------------------------------------------
John A. Clerico                 0               0         227,000        64,500            $ 4,678,971   $30,625
---------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz           5,500        $127,496          86,700        40,000            $ 1,688,135   $21,000
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek               3,150        $ 74,790          66,650        77,000            $ 1,128,679   $70,000
---------------------------------------------------------------------------------------------------------------------------

Notes:   1) Before Taxes. The dollar value reported is based on the difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31, 1998. The market price on this date was $35.25 per share.

                                     TABLE 4

--------------------------------------------------------------------------------
Line chart of COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PRAXAIR, INC., S&P 500 INDEX & DOW JONES SPECIALTY CHEMICALS INDEX

              Dec. 31   Dec. 31   Dec. 31   Dec. 31   Dec. 31   Dec. 31
               1993      1994      1995      1996      1997       1998
               -------------------------------------------------------
Praxair        $100      $125      $208      $287      $283       $224
S&P 500        $100      $101      $139      $171      $229       $294
Dow Jones      $100      $ 96      $126      $143      $164       $157

ASSUMES $100 INVESTED ON DECEMBER 31, 1993 IN PRAXAIR COMMON STOCK, THE DOW JONES SPECIALTY CHEMICALS INDEX, AND THE S&P 500 INDEX

Notes: Total return assumes reinvestment of dividends. The Dow Jones Specialty Chemicals Index is a published index currently covering seventeen companies, including Praxair.

Defined Benefit or Actuarial Plans

      Table 5 illustrates the estimated annual benefits payable from Praxair's Retirement Program at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Retirement Program, including the five named executives.

                                   TABLE 5

---------------------------------------------------------------------------------------------------------------------------
                               PENSION PLAN TABLE
---------------------------------------------------------------------------------------------------------------------------
Average Annual                                Estimated Annual Retirement Benefits at Age 65
Remuneration Used                             for the Years of Company Service Credit Indicated
for Calculating
---------------------------------------------------------------------------------------------------------------------------
Retirement Benefits   15 Yrs         20 Yrs         25 Yrs        30 Yrs          35 Yrs        40 Yrs        45 Yrs
---------------------------------------------------------------------------------------------------------------------------
$  250,000          $ 56,250       $ 75,000       $ 93,750      $112,500       $  131,250    $  150,000    $  168,750
---------------------------------------------------------------------------------------------------------------------------
   500,000           112,500        150,000        187,500       225,000          262,500       300,000       337,500
---------------------------------------------------------------------------------------------------------------------------
   750,000           168,750        225,000        281,250       337,500          393,750       450,000       506,250
---------------------------------------------------------------------------------------------------------------------------
 1,000,000           225,000        300,000        375,000       450,000          525,000       600,000       675,000
---------------------------------------------------------------------------------------------------------------------------
 1,250,000           281,250        375,000        468,750       562,500          656,250       750,000       843,750
---------------------------------------------------------------------------------------------------------------------------
 1,500,000           337,500        450,000        562,500       675,000          787,500       900,000     1,012,500
---------------------------------------------------------------------------------------------------------------------------
 1,750,000           393,750        525,000        656,250       787,500          918,750     1,050,000     1,181,250
---------------------------------------------------------------------------------------------------------------------------
 2,000,000           450,000        600,000        750,000       900,000        1,050,000     1,200,000     1,350,000
---------------------------------------------------------------------------------------------------------------------------

o Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for program participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.

o Credited years of service as of March 1, 1999 are as follows: H. William Lichtenberger 39 years; Edgar G. Hotard 33 years; John A. Clerico 15 years; David H. Chaifetz 23 years; Paul J. Bilek 30 years.

Employment Contracts and Termination of Employment and
Change in Control Arrangements

      Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with H. William Lichtenberger, John A. Clerico, David H. Chaifetz, Paul J. Bilek and certain other employees. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation, (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation, (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive: (a) accrued salary, incentive compensation and benefits; (b) enhanced life, disability, accident, health insurance and pension benefits; (c) a lump sum payment equal to three times the sum of the executive's salary, bonus and annualized long term incentive grants (stock options and performance stock awards); (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

      The Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of 24 months beyond the term then in effect. The Agreement terminates if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

      Edgar G. Hotard retired on January 4, 1999 as the president and chief operating officer of Praxair after thirty three years of service. He will receive pension and other retirement benefits as provided under Praxair's qualified and non-qualified pension plans and other programs. Mr. Hotard has agreed to provide consulting services to Praxair for one year from his retirement date for a fee equal to his final annual salary. In addition, Mr. Hotard will receive payments in the amount of approximately $2,500,000 in exchange for an extension of his existing non-compete agreement with the company and other consideration.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of SEC Forms 3, 4 and 5 furnished to Praxair and written representations that no Form 5 is required, Praxair believes that during the period January 1, 1998 to December 31, 1998, all reports required by
Section 16(a) of the Securities and Exchange Act of 1934 have been filed by its officers and directors.

                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP served as Praxair's independent accountants for the year ended December 31, 1998 and has been selected by the Board of Directors to serve in such capacity for the year ending December 31, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

      To be included in Praxair's proxy statement and form of proxy, proposals of shareholders intended to be presented to Praxair's 2000 Annual Meeting of Shareholders must be received at Praxair's principal executive offices by November 15, 1999. Otherwise, in order for a shareholder to bring other business before that shareholder meeting, Praxair's Certificate of Incorporation requires that proper written notice be received by Praxair before February 28, 2000. Shareholder proposals should be directed to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

                                 ANNUAL REPORTS

      Shareholders of record on March 1, 1999 should have received a copy of Praxair's 1998 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Assistant Corporate Secretary at the address below and a copy will be sent to you.

      IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF PRAXAIR'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSISTANT CORPORATE SECRETARY, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-1, DANBURY, CT 06810-5113.
                                                                              21

                           COST OF PROXY SOLICITATION

      The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ David H. Chaifetz

                               DAVID H. CHAIFETZ,

                               Vice President, General Counsel and Secretary

March 6, 1999


               YOU ARE URGED TO PROMPTLY COMPLETE AND FILE A PROXY

                          VOTE BY INTERNET OR TELEPHONE

                          24 HOURS A DAY, 7 DAYS A WEEK

You may vote your shares by proxy using any of the following methods. Please consider the convenience of Internet or telephonic voting. These methods also reduce Praxair's expenses.

The Internet and telephone voting facilities will close at 8:00 AM Eastern time on April 27, 1999.

                                   BY INTERNET

Access the website

Http://proxy.shareholder.com/px

and follow the instructions. You will be asked to enter the number located below in the box labeled "Control Number".

                                  BY TELEPHONE

On a touch-tone phone, dial the toll-free number

 1-800-481-9825

and follow the instructions. You will be asked to enter the number located below in the box labeled "Control Number".

                                     BY MAIL

Mark, sign and date the proxy form attached below, detach it, and return it promptly in the enclosed envelope.

If you have submitted your proxy by Internet or by telephone, there is no need for you to mail back the proxy card attached below.

          HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE

Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet. Whether you vote by Internet, by telephone or by mail, you will be given the opportunity to consent to future electronic delivery. See page 3 of the proxy statement for more information about this option

USE THE INTERNET TO VOTE.  IT'S FAST AND CONVENIENT

HTTPS://PROXY.SHAREHOLDER.COM/PX                                 Control Number

  DETACH PROXY CARD HERE ONLY IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE
                  - - - - - - - - - - - - - - - - - - - - - - -

                         ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 27, 1999 AT 9:30AM
                            DANBURY HILTON AND TOWERS
                                   DANBURY, CT

                                   Directions:

From New Jersey:

Danbury is about one hour from the Tappan Zee Bridge. After crossing the bridge, follow signs to New England and the Cross-Westchester Parkway (I-287). From I-287, take I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From Boston:

Take Massachusetts Turnpike (Route 90) to Sturbridge, Exit 9. Proceed onto I-84 West through Hartford and Waterbury to Danbury. Take Exit 2A (Old Ridgebury
Road). The exit ramp circles around and over the highway. The Hilton is on your left.

From Hartford:

Take I-84 West towards Waterbury/Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From New Haven:

Take Route 34 West to Newtown where you pick up I-84 West to Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From White Plains/Westchester

Take I-684 North towards Brewster and proceed to Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From NY City Airports & Long Island:

Follow signs to Whitestone Bridge. Cross over bridge and bear left onto the Hutchinson River Parkway to White Plains and I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

Airport Arrival:

From the Ground Transportation Center for Connecticut Limousine Service to Danbury. At the Danbury depot, call the Danbury Hilton and they will provide shuttle service for you.

There is no car or ground transportation service to Danbury from Westchester Airport (White Plains, NY) or Windsor-Bradley Airport (Hartford, CT).

  DETACH PROXY CARD HERE ONLY IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE
                - - - - - - - - - - - - - - - - - - - - - - - - -
                      (Reverse side of Voting Instructions)

1.  Election of Directors

FOR  all nominees  / /   WITHHOLD AUTHORITY to vote     / /    *EXCEPTIONS / /
listed below             for all nominees listed below

The Board of Directors recommends a vote "FOR" the nominees listed below:

Nominees:  01 - John A. Clerico,  02 - Dale F. Frey,  03 -  Raymond W. LeBoeuf,
           04 - Benjamin F. Payton

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.)

*Exceptions:
            ------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                 Check here if you

                                        Consent to future electronic
                                        delivery of Annual
                                        Report/Proxy Statement (see
                                        explanation at page 3 of the
                                        Proxy Statement)                   / /

                                        Have written comments or change   / /
                                        of address on this card

                                        Please sign name exactly as it
                                        appears on this card. Joint
                                        owners should each sign.
                                        Attorneys, trustees,
                                        executors, administrators,
                                        custodians, guardians or
                                        corporate officers should give
                                        full title.

                                        DATED:
                                               ----------------------------
                                        SIGNED
                                               ----------------------------

                                               ----------------------------

                                        Vote MUST be indicated
                                        (X) in Black or Blue Ink           /X/

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope
--------------------------------------------------------------------------------

PRAXAIR

                                                   PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
  This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.
                    for the Annual Meeting on April 27, 1999

I(we) hereby authorize H. W. Lichtenberger, G. Jackson Ratcliffe, Jr. and David
H. Chaifetz, or any of them, and each with the power to appoint his substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 27, 1999 at 9:30 A.M., or any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. The proxies will vote as the Board of Directors recommends where I (we) do not specify a choice.

For Participants in the Praxair, Praxair Distribution, Praxair Puerto Rico, Union Carbide, UCAR or OSi Savings Programs: As to those shares of Praxair, Inc., if any, that are held for me in the aforementioned Savings Programs, I instruct the Trustee of the applicable Savings Program to sign a proxy for me in substantially the form set forth above and on the reverse side. The Trustee shall mark the proxy as I specify. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

                                             PRAXAIR, INC.
                                             P. O. BOX 11140
                                             NEW YORK, NY 10203-0140

(Continued and to be dated and
signed on the reverse side)